SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  April 14, 2011

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-33276 (Commission File Number)	98-0403396 (IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China (Address of principal executive offices)	150060 (Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Harbin Electric, Inc. (the “Company”) understands that on April 14, 2011, Mr. Tianfu Yang, the Chief Executive Officer of the Company, was contacted via telephone by a representative of William Blair who inquired about the status of the October 10, 2010 non-binding proposal, as amended, made by Mr. Tianfu Yang to acquire all of the outstanding shares of the Company’s Common Stock not currently owned by Mr. Yang and his affiliates for $24.00 per share in cash (the “Proposal”). After discussion with Mr. Yang, the Company further understands that Mr. Yang’s comments set forth below (the “Comments”) were made on his own behalf as an offeror, and not on behalf of the Company and that they were made on the condition they would be kept confidential. The Company also understands Mr. Yang made the Comments but, given the Comments refer to the Proposal, and were made as a private offeror and not in his capacity as an officer or director of the Company, the Company cannot and does not verify the accuracy of the Comments. Mr. Yang has supplementally informed the Company that, while his discussions concerning the debt and equity financing relating to the Proposal are advanced, no definitive agreements are in place with respect to such financing and no assurances can be given they will be successfully concluded.

The Company understands the following describes the April 14, 2011 conversation referenced above: In response to comments by the representative of William Blair & Company (“William Blair”) regarding the current rumors and issues in the Chinese capital markets and their potential effect on the Company, Mr. Yang stated he was not happy with the fact other small Chinese companies have been accused of fraud. The representative of William Blair then told Mr. Yang the market had concerns about whether the Proposal would be completed and about Mr. Yang's ability to obtain financing. Mr. Yang stated that he had his financing lined up and that he planned to make his bid on Monday April 18. The representative of William Blair then asked Mr. Yang if he planned to change his initial $24.00 per share offer. Mr. Yang stated that he did not plan to do so. The representative of William Blair then asked Mr. Yang when he expected the transaction to close. Mr. Yang stated that he did not know but that he believed that timing issues would be influenced by the Special Committee of the Company’s Board and by the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Chairman and Chief Executive Officer

Dated: April 15, 2011